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                                                                     EXHIBIT 5.1

                          [TONKON TORP LLP LETTERHEAD]



                                   May 4, 2001



TASER International, Inc.
7860 East McClain Drive, Suite 2
Scottsdale, Arizona  85260-1627

                            TASER International, Inc.
                       Registration Statement on Form SB-2
                          (Registration No. 333-55658)

Gentlemen:

                  We are acting as counsel to TASER International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form SB-2 (Registration No. 333-55658), as amended by pre-effective Amendments No. 1, No. 2, No. 3 and No. 4 thereto (the "Registration Statement"). The Registration Statement covers (a) 920,000 units (the "Underwritten Units"), each consisting of one and one-half shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"), and one and one-half warrants, each whole warrant to purchase one share of the Common Stock (the "Warrants"), to be issued and sold pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") by and among the Company and Paulson Investment Company, Inc. as representative of the several underwriters named therein (the "Underwriters");
(b) 80,000 units (the "Underwriters' Units"), identical to the Underwritten Units, to be issued pursuant to the terms of the warrant granted by the Company to certain of the Underwriters (the "Underwriters' Warrants"); (c) 1,500,000 Warrants, in the aggregate, included in the Underwritten Units and the Underwriters' Units and exercisable pursuant to the terms of the Warrant and Unit Agreement between the Company and U.S. Stock Transfer Corporation (the "Warrant Agent"); and (d) 1,500,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").


                  In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Underwriting Agreement, the Warrant and Unit Agreement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

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TASER International, Inc.
May 4, 2001
Page 2

                  Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

                  1. The Underwritten Units, the Underwriters' Units, the Common Stock, the Warrants and the Warrant Shares have been duly authorized by all necessary corporate action of the Company.

                  2. When issued and sold by the Company against payment therefor pursuant to the terms of the Underwriting Agreement, the Underwritten Units and the Common Stock included therein will be validly issued, fully paid and non-assessable.

                  3. When issued and sold by the Company against payment therefor pursuant to the terms of the Underwriters' Warrants, the Underwriters' Units and the Common Stock included therein will be validly issued, fully paid and non-assessable.


                  4. When issued by the Company and countersigned by the Warrant Agent pursuant to the terms of the Warrant and Unit Agreement, the Warrants will be validly issued and represent a binding obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and subject to the availability of equitable remedies.


                  5. When issued and sold by the Company against payment therefor pursuant to the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

                  We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law and the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.


                                      Very truly yours,



                                      /s/ Tonkon Torp LLP


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